UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2011

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____         Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 2-Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets.

On April 1, 2011, Old Line Bancshares, Inc. (“Bancshares”), the parent company of Old Line Bank, completed its acquisition of Maryland Bankcorp, Inc. (“Maryland Bankcorp”), the parent company of Maryland Bank & Trust Company, N.A., (“Maryland Bank & Trust”), through the merger of Maryland Bankcorp with and into Bancshares (the “Merger”).  The Merger was consummated pursuant to the Agreement and Plan of Merger dated September 1, 2010 between Bancshares and Maryland Bankcorp, as amended (the “Merger Agreement”).

As a result of the Merger, each share of common stock of Maryland Bankcorp was converted into the right to receive, at the holder’s election, $29.11 in cash or 3.4826 shares of Bancshares’ common stock, provided (i) cash will be paid in lieu of any fractional shares of Bancshares common stock and (ii) the aggregate cash consideration to be paid to holders of Maryland Bankcorp common stock in the Merger will not exceed $1 million (unless increased by Bancshares in its sole discretion).  The aggregate Merger consideration was $18.83 million as calculated pursuant to the Merger Agreement, with a value of approximately $21.0 million based on recent market prices of Bancshares’ common stock.

In connection with the Merger, the parties have caused Maryland Bank & Trust to merge with and into Old Line Bank, with Old Line Bank the surviving bank.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 hereto.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on March 29, 2011, the Board of Directors of Bancsharesand Old Line Bank appointed Thomas B. Watts, former Chairman and Chief Executive Officer of Maryland Bankcorp and G. Thomas Daugherty, former Chairman and Chief Executive Officer of Maryland Bankcorp, to their boards of directors.  Bancshares’ Board of Directors has not yet determined on which committees of the Board of Directors these individuals will serve. Messrs. Daugherty and Watts will receive the same compensation as currently paid to our other Board members-$400 for each Board of Directors meeting and a $2,000 quarterly retainer.  As required by the merger agreement, Old Line Bank has entered into a three year non-compete agreement with Thomas B. Watts and G. Thomas Daugherty, in exchange for the sum of $200,000 payable to each in equal installments on a quarterly basis during the first two years of the term of such agreement.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

99.1	Press release dated April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: April 1, 2011	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer